UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 29, 2004
 (Date of earliest event reported)

THE DIAL CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware (State of Incorporation)	51-0374887 (I.R.S. Employer Identification No.)

15501 North Dial Boulevard
Scottsdale, Arizona 85260-1619
(Address of principal executive offices)

(480) 754-3425
(Registrant’s telephone number, including area code)

Item 5. Other Events and Required FD Disclosure.

Henkel Merger Corporation, a wholly-owned subsidiary of Henkel KGaA (“Henkel”), closed its merger with The Dial Corporation (“Dial”) on March 29, 2004, completing Henkel’s acquisition of Dial. A copy of the press release issued on March 29, 2004 announcing the closing of Henkel’s acquisition of Dial is attached hereto as Exhibit 99.1and is incorporated herein by reference.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

Exhibit No.	Description
99.1	Press release of Henkel KGaA, dated March 29, 2004.

SIGNATURES

                     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE DIAL CORPORATION

Dated: March 29, 2004	By: /s/ Conrad A. Conrad Name: Conrad A. Conrad Title: Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press release of Henkel KGaA, dated March 29, 2004.